FS-16


                      FIRSTENERGY NUCLEAR GENERATION CORP.
                             Pro Forma Balance Sheet
                             As of December 31, 2005
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
                                                             ($ in thousands)
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                                     ASSETS
UTILITY PLANT:
     In service                                               $   3,014,293
     Less-Accumulated provision for depreciation                  1,150,575
                                                              -------------
                                                                  1,863,718
                                                              -------------
     Construction work in progress-
         Electric Plant                                             331,731
         Nuclear Fuel                                               104,913
                                                              -------------
                                                                    436,644
                                                              -------------
                                                                  2,300,362
                                                              -------------
OTHER PROPERTY AND INVESTMENTS:
     Nuclear plant decommissioning trusts                         1,016,512
     Long-term notes receivable from associated companies                 -
                                                              -------------
                                                                  1,016,512
                                                              -------------
CURRENT ASSETS:
     Cash and cash equivalents                                            -
     Receivables-
         Associated companies                                         1,817
     Notes receivable from associated companies                     130,115
     Materials and supplies, at average cost                        185,209
     Prepayments and other                                                -
                                                              -------------
                                                                    317,141
                                                              -------------
DEFERRED CHARGES:
     Other                                                              241

                                                              -------------
                                                              $   3,634,256
                                                              =============

                         CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
     Common stockholder's equity-
         Common stock, no par value, 100 shares authorized $ 802,627 and outstanding
         Retained earnings                                                -
                                                              -------------
            Total common stockholder's equity                       802,627
     Long-term notes payable to associated companies              1,237,803
     Long-term debt and other long-term obligations                 123,566
                                                              -------------
                                                                  2,163,996
                                                              -------------
CURRENT LIABILITIES:
     Currently payable long-term debt                                56,000
     Accounts payable-
         Associated companies                                       160,467
         Other                                                            -
     Notes payable to associated companies                            5,200
     Accrued taxes                                                      139
     Accrued interest                                                12,541
     Other                                                            9,124
                                                              -------------
                                                                    243,471
                                                              -------------
NONCURRENT LIABILITIES:
     Accumulated deferred income taxes                              451,871
     Asset retirement obligation                                    767,860
     Other                                                            7,058
                                                              -------------
                                                                  1,226,789
                                                              -------------
COMMITMENTS AND CONTINGENCIES
                                                              -------------
                                                              $   3,634,256
                                                              =============

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